Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

       CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

 TETRA TECHNOLOGIES, INC.
 (Exact name of obligor as specified in its charter)

Delaware	74-2148293
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

24955 Interstate 45 North The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip code)

Subordinated Debt Securities
(Title of indenture securities)

Item 1.                      General Information.  Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.                                           Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. ****

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*      Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**      Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

**** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 99.2 to the Form T-3A dated November 22, 2006 of Satelites Mexicanos S.A. de C.V. file number 022-28822.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 25th day of  November, 2009.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/Patrick T. Giordano
Patrick T. Giordano
Vice President

EXHIBIT 6

November 27, 2009

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/Patrick T. Giordano
Patrick T. Giordano
Vice President

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business June 30, 2009, filed in accordance with 12 U.S.C. §161 for National Banks.

ASSETS		Dollar Amounts in Millions
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$ 11,493
Interest-bearing balances		1,906
Securities:
Held-to-maturity securities		0
Available-for-sale securities		104,426
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		255
Securities purchased under agreements to resell		1,553
Loans and lease financing receivables:
Loans and leases held for sale		32,219
Loans and leases, net of unearned income	328,138
LESS: Allowance for loan and lease losses	9,887
Loans and leases, net of unearned income and allowance		318,251
Trading Assets		9,021
Premises and fixed assets (including capitalized leases)		4,256
Other real estate owned		1,398
Investments in unconsolidated subsidiaries and associated companies		428
Direct and indirect investments in real estate ventures		62
Intangible assets		11,487
Goodwill		11,487
Other intangible assets		16,326
Other assets		26,540
Total assets		$539,621

LIABILITIES
Deposits:
In domestic offices		$325,417
Noninterest-bearing	80,231
Interest-bearing	245,186
In foreign offices, Edge and Agreement subsidiaries, and IBFs		77,411
Noninterest-bearing	1,201
Interest-bearing	76,210
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		10,243
Securities sold under agreements to repurchase		4,293

Dollar Amounts in Millions
Trading liabilities	5,930
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	23,653
Subordinated notes and debentures	15,714
Other liabilities	27,200
Total liabilities	$489,861

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	30,594
Retained earnings	19,594
Accumulated other comprehensive income	(1,133)
Other equity capital components	0

Total bank equity capital	49,575
Noncontrolling (minority) interests in consolidated subsidiaries	185

Total equity capital	49,760
Total liabilities, and equity capital	$539,621

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf                                                      Directors
Carrie Tolstedt
Michael Loughlin